SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 March 28, 2003
                        (Date of Earliest Event Reported)

                          HOUSEHOLD INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                 001-08198               36-3121988
     (State or other      (Commission File Number)      (IRS Employer
      Jurisdiction                                     Identification
    of incorporation)                                      Number)

               2700 Sanders Road, Prospect Heights, Illinois 60070
          (Address of principal executive offices, including Zip Code)
                                 (847) 564-5000
              (Registrant's telephone number, including area code)



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ITEM 5 - OTHER EVENTS.

            On March 28, 2003, Household International, Inc., a Delaware corporation ("Household") issued a press release announcing that at the special meeting of stockholders of Household held on March 28, 2003, the stockholders of Household voted to approve the proposed acquisition of Household by HSBC Holdings plc.

            On March 28, 2003, Household also issued a press release announcing that it was calling for redemption all the issued and outstanding shares of its 5% cumulative preferred stock, $4.50 cumulative preferred stock and $4.30 cumulative preferred stock pursuant to their terms and that it was mailing a redemption notice, first class, postage prepaid, on March 28, 2003 to all holders of record of these shares on that date.

            Copies of the press releases are attached hereto as Exhibit 99.1 and
Exhibit 99.2, respectively, and are incorporated by reference herein. A copy of the redemption notice is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

ITEM 7(C) - EXHIBITS.


    99.1 Press Release announcing stockholders' approval or proposed acquisition of Household by HSBC Holdings plc, dated March 28, 2003, issued by Household International, Inc.

    99.2 Press Release announcing redemption of all issued and outstanding shares of certain series of preferred stock, dated March 28, 2003, issued by Household International, Inc.

    99.3      Redemption notice, dated March 28, 2003.








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                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HOUSEHOLD INTERNATIONAL, INC.

Date:  March 28, 2003                    By: /s/ John W. Blenke
                                            ----------------------------
                                         Name:  John W. Blenke
                                         Title: Vice President - Group
                                                General Counsel and Assistant
                                                Secretary






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




                                EXHIBIT INDEX




    99.1 Press Release announcing stockholders' approval or proposed acquisition of Household by HSBC Holdings plc, dated March 28, 2003, issued by Household International, Inc.

    99.2 Press Release announcing redemption of all issued and outstanding shares of certain series of preferred stock, dated March 28, 2003, issued by Household International, Inc.

    99.3      Redemption notice, dated March 28, 2003.